EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                              --------------------

The Board of Directors
Santa Monica Media Corporation


      We hereby consent to the use in the Registration Statement on Form S-1 of our report dated August 22, 2005, relating to the financial statements of Santa Monica Media Corporation. (a corporation in the development stage) as of July 31, 2005, and the related statements of operations, stockholder's equity and cash flows for the period from June 24, 2005 (inception) to July 31, 2005, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ GUMBINER SAVETT INC.


Santa Monica, California
September 16, 2005